As Filed with the Securities and Exchange Commission on June 12, 2020

Registration No. 333-233429

United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

Post-Effective Amendment No. 1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

STWC Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Colorado	8742	20-8980078
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

STWC Holdings, Inc.

1350 Independence Street

Suite 300

Lakewood, CO 80215

(303) 736-2442

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Erin Phillips, CEO

STWC Holdings, Inc.

1350 Independence Street

Suite 300

Lakewood, CO 80215

(303) 736-2442

erin@strainwise.com

(Name, address, including zip code, and telephone number

including area code, of agents for service)

Copies to:

Ronald N. Vance, Esq.

Pearson Butler, PLLC

1802 W. South Jordan Parkway

Suite 200

South Jordan, UT 84095

(801) 988-5862

(801) 254-9427 (fax)

ron@pearsonbutler.com

EXPLANATORY NOTE

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-1 (No. 333-233429) filed by STWC Holdings, Inc. (the “Registrant”) with the Securities and Exchange Commission on August 23, 2019 and declared effective on September 10, 2019 (the “Registration Statement”). The Registration Statement registered for resale up to 2,000,000 shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”), for resale by shareholder. No shares were sold under the Registration Statement.

In accordance with the undertaking made by the Registrant in the Registration Statement, the Registrant hereby amends the Registration Statement to deregister the 2,000,000 shares of Common Stock that were registered but unsold under the Registration Statement.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1/A and authorized this registration statement to be signed on its behalf by the undersigned in the city of Lakewood, Colorado, on June 12, 2020.

STWC Holdings, Inc.

By:	/s/ Erin Phillips
Erin Phillips, CEO

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

NAME	TITLE	DATE

/s/ Erin Phillips	Sole Director and CEO	June 12, 2020
Erin Phillips	(Principal Executive, Financial, & Accounting Officer)

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